Exhibit 99.5

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER
OF
9.0% SENIOR SUBORDINATED NOTES DUE 2018, SERIES A
OF
SONIC AUTOMOTIVE, INC.

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated               , 2010 (the “Prospectus”) of Sonic Automotive, Inc. (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which constitute the Company’s offer (the “Exchange Offer”) to exchange up to $210,000,000 aggregate principal amount of its new 9.0% Senior Subordinated Notes due 2018, Series B (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $210,000,000 aggregate principal amount of its new 9.0% Senior Subordinated Notes due 2018, Series A (the “Old Notes”) upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is $               .

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER $ aggregate principal amount of Old Notes held by you for the account of the undersigned.

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) that any New Notes acquired in exchange for Old Notes tendered in the Exchange Offer hereby will have been acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the holder of such Old Notes nor any such other person is engaged in, or intends to engage in, a distribution of such New Notes, or has an arrangement or understanding with any person to participate in the distribution of such New Notes or in the exchange offer for the purpose of distributing the New Notes, is not a broker-dealer tendering Old Notes acquired directly from the Company for its own account, (iii) neither the holder of such Old Notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company or, if such holder or any such other person is an “affiliate”, that such holder or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) if the tendering holder is a broker-dealer (whether or not it is also an “affiliate” of the Company or any of the guarantors within the meaning of Rule 405 under the Securities Act), it must also represent that such Old Notes held by the broker-dealer are held only as a nominee or that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes issued in the Exchange Offer. By so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer identification or Social Security Number:

Date: